Exhibit 99.1

Knightscope News Release – DRAFT NOT FOR RELEASE

January 9, 2023 5:00AM PT

Knightscope Announces Its Plan for Post-CASE Acquisition Path to Profitability

Public Safety Innovator Reduces Costs as It Scales Up Operations

MOUNTAIN VIEW, Calif., Jan. 9, 2023 -- Knightscope, Inc. (Nasdaq: KSCP) (“Knightscope” or the “Company”), a leading developer of autonomous security robots and emergency systems, today announces its planned path to profitability. Last month, the Company committed to working to achieve profitability within 24 months, and today’s announcement marks the implementation of initial actions defined in its plan to achieve this important milestone.

The Company recently filed its unaudited pro forma condensed combined financial statements as of and for the six months ended June 30, 2022 and for the year ended December 31, 2021 as an exhibit to its Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2022, which gave effect to the acquisition of CASE Emergency Systems (“CASE”). Consistent with the Company’s previously announced post-CASE acquisition target range of $12 million to $14 million annualized revenue run rate, had the acquisition been consummated on January 1, 2021, the Company’s pro forma combined revenue would have been $6.996 million for the six months ended June 30, 2022, comparing favorably to full-year revenue of $3.407 million reported by the Company for the year ended December 31, 2021. Knightscope continues to work to accelerate its top-line revenue growth through new sales contracts, expansion with existing clients, contract renewals, and increased engagement through its reseller program. Additionally, the Company is progressing well in delivering on its multimillion dollar backlog of new orders as many supply chain issues have subsided.

After acquiring CASE on October 14, 2022, Knightscope has turned to streamlining its operations and rightsizing its combined workforce with a reduction of approximately 20%. Planned actions during the first quarter of 2023 include corporate headcount reductions and restructuring of its service operations through new service partnerships that are designed to improve the ongoing support of its clients. For more information, please see the Current Report on Form 8-K that the Company will file with the SEC. Additionally, the Company expects to achieve improved margins through significantly faster assembly times, improved service operations, restructuring its facilities footprint, and new approaches to reducing its telecommunications costs.

About Knightscope

Knightscope is an advanced security technology company based in Silicon Valley that builds fully autonomous security robots that deter, detect and report. Knightscope’s long-term ambition is to make the United States of America the safest country in the world. Learn more about the Company at www.knightscope.com. Follow Knightscope on Facebook, Twitter, LinkedIn and Instagram.

Forward-Looking Statements

This press release may contain “forward-looking statements” about Knightscope’s future expectations, plans, outlook, projections and prospects. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements about the Company’s path to profitability, the Company’s targeted annualized revenue run rate, the Company’s plans for top-line growth, the Company’s ability to deliver on its backlog of new orders, the benefits of the Company’s planned streamlining of its operations and rightsizing of its combined workforce and the Company’s ability to achieve improved margins. Although Knightscope believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, among other things, the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve customers; the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated. Readers are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Knightscope’s Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements speak only as of the date of the document in which they are contained, and Knightscope does not undertake any duty to update any forward-looking statements, except as may be required by law.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information included in this press release reflect preliminary estimates of the fair values of assets acquired and liabilities assumed, pending the completion of valuation procedures, and are based on the application of the Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations.” The allocation of the purchase price to the fair value of assets acquired and liabilities assumed is based upon management’s estimates and assumptions using currently available information. These fair value estimates may be revised during the measurement period to reflect the final valuation based on updated information and revised assumptions. The final valuation of intangible assets could differ materially from the preliminary valuation used in the transaction accounting adjustments. The purchase price allocation and the resulting effect on the Company’s financial position and results of operations may be subject to change as the Company monitors and interprets the impact that new information may have on the fair value of assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial information included in this press release is derived from the unaudited pro forma condensed combined financial statements that were prepared by management in accordance with Regulation S-X Article 11, “Pro Forma Financial Information,” as amended by the final rule, “Amendments to Financial Disclosures About Acquired and Disposed Businesses,” as adopted by the SEC on May 21, 2020. The Company is providing the unaudited pro forma condensed combined financial statements for illustrative purposes only and such pro forma information does not necessarily reflect what the combined financial condition or results of operations of the Company would have been had the acquisition of CASE occurred on the date indicated. The companies may have performed differently had they been combined during the periods presented. Specifically, the unaudited pro forma condensed combined financial statements do not give effect to any cost savings, operating synergies, or revenue enhancements expected to result from the acquisition of CASE or the costs to achieve these cost savings, operating synergies and revenue enhancements. You should not rely on the unaudited pro forma condensed combined financial information included in this press release that was derived from the unaudited pro forma condensed combined financial statements as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented. Further, the unaudited pro forma condensed combined financial information included in this press release derived from the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information included in this press release is derived from the unaudited pro forma condensed combined financial statements and they should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements included in the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2022. The combined company’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

For more information, please see the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2022.

Public Relations:

Stacy Stephens

Knightscope, Inc.

(650) 924-1025

Corporate Communications:
IBN (InvestorBrandNetwork)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com

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